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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 7, 2001

                       GS TECHNOLOGIES OPERATING CO., INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                       43-1656035
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation)


                           GS TECHNOLOGIES CORPORATION
             (Exact name of registrant as specified in its charter)

               DELAWARE                                   04-3204785
    (State or other jurisdiction of            (IRS Employer Identification No.)
    incorporation or organization)

         1901 ROXBOROUGH ROAD
               SUITE 200
       CHARLOTTE, NORTH CAROLINA                             28211
(Address of principal executive office)                   (Zip Code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (704) 366-6901


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ITEM 3.  BANKRUPTCY

         On February 7, 2001, GS Technologies Corporation (the "Company") filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Western District of North Carolina (the "Court"). The Company will be a debtor and debtor-in-possession in a proceeding that is jointly administered with its parent and domestic affiliates (Lead Case No. 01-30319). The operation of the Company's business will be subject to orders of the Court.

         The Court entered an interim order approving the Company's $100 million debtor-in-possession credit facility. A final hearing on the facility is scheduled for March 7, 2001. Pursuant to the interim order, the Company is authorized to borrow, pending the final hearing, up to $47 million to serve its customers and to pay post-petition trade and employee obligations.


ITEM 7.  EXHIBITS

         Exhibit No.                Description of Exhibit
         -----------                ----------------------
               99.1                 Press Release dated February 7, 2001




SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

                                         GS Technologies Corporation and
                                         GS Technologies Operating Co., Inc.



                                    By:  /s/ Luis E. Leon
                                         ---------------------------------------
                                         Luis E. Leon, Executive Vice President,
                                         Chief Financial Officer



Dated February 15, 2001